Exhibit 10.3

Execution Version

WARRANT SUBSCRIPTION AGREEMENT

This Warrant Subscription Agreement (this “Agreement”) is made as of February 7, 2024, by and among Digital World Acquisition Corp., a Delaware corporation (the “Company”) and each investor listed on Exhibit A attached to this Agreement (each, including its successors and assigns, an “Investor”).

RECITALS

WHEREAS, based on correspondence from the staff of the Commission on August 19, 2022 and August 23, 2022, the Initial Registration Statement cannot be declared effective prior to consummation of the Business Combination, without the mutual waiver by the PIPE Investors and Company of the closing conditions in the SPA in respect of the concurrent filing and effectiveness of an initial resale registration statement on or before the closing of the Business Combination or, in lieu thereof, the termination of the SPA in respect of each of the PIPE Investors;

WHEREAS, the Business Combination, which the Company believes to be in the best interests of the Company and its stockholders, cannot be consummated unless and until the Registration Statement is declared effective; and

WHEREAS, the Company desires to issue to each of the Investors, and each of the Investors desires to subscribe to receive Warrants of the Company, each such Warrant to be issued pursuant to the Warrant Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

1. Definitions. In addition to the terms defined elsewhere in this Agreement, capitalized terms that are not otherwise defined herein have the meanings given to such terms in (a) Exhibit B hereto or (b) if not defined in Exhibit B hereto, the Warrant Agreement.

2. Subscription, Issuance, Closing and Delivery

(a) Issuance and Delivery of the Warrants. Subject to the terms and conditions of this Agreement and the Warrant Agreement, each Investor, severally and not jointly, agrees to subscribe as of the date hereof for the number of Warrants set forth opposite each such Investor’s name on Exhibit A attached hereto against the issuance and delivery by the Company to such Investor of such number of Warrants on the Closing (as defined below). This Agreement, the Warrant Agreement and the Warrants are collectively referred to herein as the “Transaction Documents”.

(b) Closing. The subscription for the Warrants shall take place as of the date of this Agreement remotely via electronic exchange of signature pages and, on the date of the Shareholder Approval, the Company shall issue or cause to be issued the Warrants in book-entry form, which Warrants shall be registered in the names of each of the Investors for such number of Warrants as set forth on Exhibit A attached hereto and otherwise in accordance with instructions delivered to the Warrant Agent by the Company in accordance with the Warrant Agreement (the “Closing”). For the avoidance doubt, the Company’s obligation to issue the Warrants to each of the Investors as provided herein is irrevocable and subject only to the condition that the Shareholder Approval is obtained (and to no other condition).

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Investors as of the date hereof and the Closing (or, if such representations and warranties are made with respect to a specified date, as of such date), and covenants and agrees with each of the Investors, as follows:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3(a) in Exhibit C. Except as set forth in on Schedule 3(b), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. Except as set forth in on Schedule 3(b), the Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents in any material respect. Except as set forth in on Schedule 3(b), each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing can be cured without material cost or expense.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with any Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against, as applicable, the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and delivery of the Warrants and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s Organizational Documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to any Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of each of clauses (i), (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings as contemplated by this Agreement, (ii) the filings required to be made with the Commission pursuant to the Registration Rights Agreement, (iii) the notice and/or application(s), if any, to each applicable Trading Market for the issuance the securities underlying the Warrants and the listing of the Warrant Shares for trading thereon in the time and manner required thereby, (iv) the filing with the Commission of a Registration Statement on Form S-4 to be filed in connection with the Business Combination (as may be amended from time to time, the “Form S-4”), and such filings as are required to be made under applicable requirements, if any, of the Exchange Act or applicable state securities laws, (v) the filing of an amended charter with the Secretary of State of Delaware as contemplated by Proposal No. 5 (as defined below) and (vi) Shareholder Approval, if any (collectively, the “Required Approvals”).

(f) Issuance of the Warrants. The Warrants are duly authorized and, when issued and delivered in accordance with the applicable Transaction Documents, will be duly and validly issued, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(g) Capitalization. The issued and outstanding capital stock of the Company as of the date hereof is as set forth on the Company’s most recent Form S-4 as of such date. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

(h) Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 4, no registration under the Securities Act is required for the issuance and delivery of the Warrants by the Company to the Investors as contemplated hereby. Subject to any required Shareholder Approval, the issuance and sale of the Warrants hereunder will not contravene the rules and regulations of the Trading Market.

(i) No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 4, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made (or will make) any offers or sales of any security or solicited (or will solicit) any offers to buy any security, under circumstances that would cause this offering of Warrants to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(j) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold (or will offer or sell) any of the Warrants by any form of general solicitation or general advertising. Assuming the accuracy of the Investors’ representations and warranties under this Agreement, the Company has offered the Warrants only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(k) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(l) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(m) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(n) No Side Letters. The Company does not, and will at no time have, any agreement or understanding (in a side letter or otherwise) with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents, and the Company has not entered into any warrant subscription agreement, side letter or similar agreement with any other PIPE Investor in respect of the issuance of warrants to such PIPE Investor in connection with the termination of the SPA other than (i) the Transaction Documents and (ii) other substantially identical agreements reflecting the same economic same economic terms as the Transaction Documents) (“Other Subscription Agreements”). Any Other Subscription Agreements entered in connection with such termination of the SPA reflect terms with respect to the warrants issuable thereunder that are no more favorable to any PIPE Investor party thereto, and shall not be amended after the date hereof to provide for terms that are more favorable to any PIPE Investor thereunder, than the terms of the Transaction Documents.

4. Representations and Warranties of Each Investor. Each Investor, severally and not jointly, hereby represents and warrants to the Company (with respect to such Investor only) as of the date hereof and the Closing that:

(a) Organization; Authority. Such Investor is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents to which it is party and performance by such Investor of the transactions contemplated by the Transaction Documents to which it is party have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Investor. Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Subscription Entirely for Own Account. Such Investor understands that the Warrants are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Warrants as principal for its own account and not with a view to or for distributing or reselling such Warrants or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Warrants in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Warrants in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Investor’s right to sell the Warrants at any time pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). Such Investor is acquiring the Warrants hereunder in the ordinary course of its business.

(c) Investor Status. At the time such Investor was offered the Warrants, it was, and as of the date hereof it (i) is a U.S. person and , (x) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (9) or (12) under the Securities Act), in either case satisfying the applicable requirements set forth on Exhibit D hereto and an “institutional account” as defined in FINRA Rule 4512(c), and (y) not an entity formed for the specific purpose of acquiring the Warrants and is an “institutional account” as defined by FINRA Rule 4512(c) and a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (iii) has exercised independent judgment in evaluating its participation in the subscription for the Warrants, (iv) is acquiring the Warrants only for its own account and not for the account of others, or if Investor is subscribing for the Warrants as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or an institutional accredited investor and Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (v) is not acquiring the Warrants with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Exhibit D), (vi) understands that the offering meets the exemptions from filing under FINRA Rules 5123(b)(1)(A), (C) and (J), and (vii) is able to bear the economic risk of an investment in the Warrants and, at the present time, is able to afford a complete loss of such investment.

(d) Access to Information. Such Investor acknowledges that it has had the opportunity to review the Transaction Documents to which it is party (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Warrants, the transactions contemplated by the Merger Agreement, and the merits and risks of subscribing for the Warrants; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects as such Investor and its advisor(s) have deemed sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the subscription for the Warrants. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives, nor any other representations made by such Investor hereunder shall modify, amend or affect such Investor’s right to rely on the Company s representations, warranties, covenants and agreements contained herein. Such Investor further acknowledges that there have not been, and Investor hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Investor by the Company, any of its Affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the transactions contemplated hereby or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Agreement and the other Transaction Documents.

(e) General Solicitation. Such Investor became aware of this offering of Warrants solely by means of direct contact between Investor and the Company, or its representatives or Affiliates, and the Warrants were offered to Investor solely by direct contact between Investor and the Company, or its Affiliates. Such Investor did not become aware of this offering of the Warrants, nor were the Warrants offered to such Investor, by any other means. Such Investor is not, to such Investor’s knowledge, subscribing for the Warrants as a result of any advertisement, article, notice or other communication regarding the Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Investor, any other general solicitation or general advertisement.

(f) Foreign Investment Regulations. Neither such Investor, to the extent applicable, any of such Investor’s directors or officers nor any of its subsidiaries, nor, to the knowledge of such Investor, any of such Investor’s controlled Affiliates, any employee, agent or other person associated with or acting on behalf of such Investor or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: is: (i) currently the subject or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea and Syria).

5. Additional Agreements of the Parties.

(a) Transfer Restrictions. The Warrants may only be disposed of in compliance with state and federal securities laws as set forth in the transfer restrictions specified in the Warrants and in accordance with the Warrant Agreement. Without limiting the foregoing, each Investor hereby agrees that it may sell or otherwise transfer its Warrants only to one of more Affiliates of such Investor.

(b) Securities Laws Disclosure; Publicity. The Company shall (i) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (ii) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. Effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Investors or any of its Affiliates on the other hand, shall terminate. Each of the Investors shall consult with the Company in issuing any press releases with respect to the transactions contemplated hereby, and shall not issue any such press release nor otherwise make any such public statement without the prior consent of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case such Investor shall promptly provide the Company with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Investor, except (x) as required by federal securities law in connection with (1) any registration statement contemplated by the Registration Rights Agreement and (2) the filing of final Transaction Documents with the Commission and (y) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide such Investor with prior notice of such disclosure permitted under this clause (y).

(c) Certain Transactions and Confidentiality. Each Investor, severally and not jointly, covenants that, neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 5(b). Each Investor, severally and not jointly, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 5(b), such Investor will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Investor makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 5(b), (ii) no Investor shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 5(b), and (iii) no Investor shall have any duty of trust or confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 5(b).

(d) Warrant Agreement.

(i) The parties agree that that Warrant Agreement, including the Warrant Certificate, attached hereto as Exhibit F, is hereby incorporated by reference in and made a part of this Agreement and each of the Investors is hereby referred to it for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders of the Warrants.

(ii) Notwithstanding anything else to the contrary in the Warrant Agreement, each of the Investors and the Company agree that, with respect to the Warrants being subscribed and issued pursuant to this Agreement:

(A) such Warrants shall have the same terms and be in the same form as the Public Warrants, except as otherwise set forth in this Section 5(d)(ii);

(B) each Warrant shall bear the legend below regarding restrictions on trading under the Securities Act, which shall be subject to removal as provided in Section 5(h) below;

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED EXCEPT TO AN AFFILIATE OF THE HOLDER HEREOF THAT AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO THE TRANSFER PROVISIONS SET FORTH IN THE WARRANT SUBSCRIPTION AGREEMENT.

SHARES OF CLASS A COMMON STOCK OF THE COMPANY ISSUABLE UPON EXERCISE OF THE WARRANTS SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT.”

(C) If at any time after the sixtieth (60th) Business Day following the closing of the Business Combination there is not an effective registration statement covering the resale by the holders of the Warrants of all of the shares of Common Stock issuable upon exercise of the Warrants, or a current prospectus relating thereto is not available for the resale of all of such shares, each of the holders of the Warrants shall be entitled, at such holder’s option, to exercise the Warrants on a “cashless basis” in accordance with Section 7.4.1 of the Warrant Agreement.

(D) each Post-IPO Warrant (including each Warrant issued to any of the Investors as contemplated hereby) shall entitle the holder thereof to purchase one share of the Company’s Common Stock for $11.50 per share of Common Stock (subject to adjustment as provided in the Warrant Agreement);

(E) (1) the Warrants shall be redeemable pursuant to Section 6 of the Warrant Agreement only (x)(i) if there is an effective registration statement covering the resale by the Investor or an Affiliate thereof, if at such time held by such an Affiliate, of all of the shares of Common Stock issuable upon exercise of the Warrants, and a current prospectus relating thereto is available, throughout the 30-day Redemption Period (as defined in Section 6.2 of the Warrant Agreement) or (ii) on or after the date of the first anniversary of the filing of the so called “super 8-K” following the consummation of the Business Combination, if the Company is in compliance with the “current public information requirement” of Rule 144 under the Securities Act and the Warrants are exercisable on a cashless basis, throughout such 30-day Redemption Period, and (y) for the avoidance of doubt, if the Company is taking, or has taken, the same action in respect of both the Public Warrants and the Private Placement Warrants (each, as defined in the Warrant Agreement); and (2) the redemption provisions of the Warrants as set forth in this Section 5(d)(ii)(E) represent the mutual intent and commercial agreement of the Company and the Investor as parties to this Agreement.

(e) Termination of the SPAs and Mutual Release. Upon execution and delivery of this Agreement (including the Company’s irrevocable agreement to issue to each Investor the number Warrants set forth opposite such Investor’s name on Exhibit A hereto upon the Shareholder Approval), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree and acknowledge as follows:

(i) The SPA is hereby acknowledged and agreed to have been mutually terminated effective on January 10, 2024, in respect of each Investor, without further action on the part of the Company or the Investors and without liability to the Investors or the Company.

(ii) Each Investor, for itself, its successors, predecessors, assigns, subsidiaries, parents, Affiliates and/or related entities, as well as their officers, directors, owners, members, employees, partners, agents, guarantors, investors, and/or any other successor in interest, hereby, and from the beginning of time through the date of the Transaction Documents, releases, acquits and forever discharges the Company, its successors, predecessors, assigns, subsidiaries, parents, Affiliates and/or related entities, as well as their officers, directors, owners, members, employees, partners, agents, attorneys, guarantors, investors, and/or any other successor in interest, from any and all claims, counterclaims, demands, actions, causes of action, damages, costs, expenses, fees, suits, debts, dues, sums of money, accounts, bonds, bills, contracts, rights, covenants, controversies, variances, judgments, obligations and other liabilities whatsoever, whether known or unknown, whether foreseen or unforeseen, whether in law or in equity, whether compulsory or permissive, whether sounding in tort, contract, fraud, statutory or regulatory violation or whether arising under federal, state, common, statutory or foreign law, or any other law, rule or regulation that arise out of or relate in any way to the SPA, including, but not limited to, as to the Merger Agreement and the Business Combination to the extent that it relates in any way to the SPA, amounts due to or payable by each Investor thereunder or shares issuable to each Investor in connection with the SPA, the Merger Agreement, the Business Combination and any such related transactions.

(iii) The Company, for itself, its successors, predecessors, assigns, subsidiaries, parents, Affiliates and/or related entities, as well as their officers, directors, owners, members, employees, partners, agents, guarantors, investors, and/or any other successor in interest, hereby, and from the beginning of time through the date of the Transaction Documents, releases, acquits and forever discharges each Investor, its successors, predecessors, assigns, subsidiaries, parents, Affiliates and/or related entities, as well as their officers, directors, owners, members, employees, partners, agents, attorneys, guarantors, investors, and/or any other successor in interest, from any and all claims, counterclaims, demands, actions, causes of action, damages, costs, expenses, fees, suits, debts, dues, sums of money, accounts, bonds, bills, contracts, rights, covenants, controversies, variances, judgments, obligations and other liabilities whatsoever, whether known or unknown, whether foreseen or unforeseen, whether in law or in equity, whether compulsory or permissive, whether sounding in tort, contract, fraud, statutory or regulatory violation or whether arising under federal, state, common, statutory or foreign law, or any other law, rule or regulation that arise out of or relate in any way to the SPA, including, but not limited to, as to the Merger Agreement and the Business Combination to the extent that it relates in any way to the SPA, amounts due to or payable by each Investor thereunder or shares issuable to each Investor in connection with the SPA, the Merger Agreement, the Business Combination and any such related transactions.

(iv) For the avoidance of doubt, nothing contained herein constitutes a release of any obligations under this Agreement, the Warrants or any of the other Transaction Documents.

(f) Trust Account Waiver. Each Investor hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in or distributions from the Trust Account, and shall not make any claim against the Trust Account, with respect to any claim based upon, arising out of, resulting from, in connection with or relating to the Transaction Documents or the transactions contemplated hereby, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account or distributions therefrom now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company, and (c) will not seek recourse against the Trust Account for any Released Claims. Notwithstanding the foregoing, nothing in this Section 5(f) shall be deemed to limit any Investor’s right, title, interest or claim to any monies held in or distributions from the Trust Account by virtue of its record or beneficial ownership of any shares of Common Stock acquired in the open market and outstanding on the date hereof (whether acquired by such Investor prior to, on or after the date hereof), pursuant to a validly exercised redemption right with respect to any such shares of Common Stock, and, for the avoidance of doubt, nothing contained herein shall limit any Investor’s rights, if any, in respect of the Transaction Documents and the transactions contemplated thereby.

(g) Registration Rights Agreement. Reference is made to the Registration Rights Agreement, which is hereby incorporated by reference in and made a part of this Agreement and the Investor is hereby referred to it for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders of Common Stock.

(i) The Investors shall be entitled to one Demand Registration with respect to all of the underlying securities of the Warrants, which shall be subject to the same provisions as set forth in Section 2.1 of the Registration Rights Agreement; provided that, notwithstanding anything to the contrary in the Registration Rights Agreement, such Demand Registration shall automatically be deemed demanded by the Investors immediately following consummation of the Business Combination, without the necessity of delivery of any notice thereof or any other further action by the Investors, and the Company hereby agrees that, as soon as practicable, but in no event later than fifteen (15) Business Days after the closing of the Business Combination, it shall use its best efforts to file with the Commission the registration statement required by such Demand Registration, and the Company shall use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement.

(ii) The Investors shall also be entitled to include the Warrant Shares in Piggyback Registrations, which shall be subject to the same provisions as set forth in Section 2.2 of the Registration Rights Agreement; provided, however, that in the event that an underwriter advises the Company that the Maximum Number of Securities has been exceeded with respect to a Piggyback Registration that is an underwritten offering, the Investors shall not have any priority for inclusion in such Piggyback Registration.

(iii) Except as set forth above, the Investors and the Company, as applicable, shall have all of the same rights, duties and obligations set forth in the Registration Rights Agreement.

(iv) Each Investor agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Exhibit G (a “Selling Stockholder Questionnaire”) as may be reasonably requested by the Company from time to time in connection with Company’s compliance with the Commission’s rules and regulations and its obligations under the Registration Rights Agreement.

(v) Each Investor agrees and acknowledges that, in connection with the filing of a Registration Statement pursuant to the Registration Rights Agreement, the Company may require such Investor to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Investor and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares. Upon such requirement, each Investor shall provide such information within the time frame set forth in the Registration Rights Agreement.

(h) Legend Removal. An Investor may request that the Company remove, and the Company shall use its commercially reasonable efforts to cause the removal of, the restrictive legends from any Warrant Shares being sold under an effective registration statement covering the resale thereof or pursuant to Rule 144 (to the extent available at the time of sale of such Warrant Shares (the “Unrestricted Condition”). If a legend removal request is made pursuant to the foregoing, and subject to the Investor providing customary representations and other documentation, if any, as reasonably requested by the Company, its counsel or its transfer agent (the “Transfer Documents”) the Company will, no later than two (2) Trading Days following the delivery by an Investor to the Company or the Company’s transfer agent of a legended certificate representing such Warrant Shares (or a request for legend removal, in the case of Warrant Shares issued in book-entry form), deliver or cause to be delivered to such Investor an electronic statement from the transfer agent showing that the book-entry position is free from all applicable restrictive legends; provided, however, at the request of an Investor, Warrant Shares free from all restrictive legends shall be transmitted by the Company’s transfer agent to an Investor by crediting the account of such Investor’s prime broker with the Depository Trust Company (“DTC”) through DTC’s Deposit/Withdrawal at Custodian system, as directed by such Investor and subject to such Investor providing all Transfer Documents. If a Warrant is exercised at the time that the Unrestricted Condition would be applicable to the Warrant Shares issuable upon such exercise and the Investor provides the Transfer Documents, such Warrant Shares shall be issued free of any restrictive legend, stop transfer instructions or other restrictions on transfer. The Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Warrant Agreement. Without limiting the obligations of the Company pursuant to the foregoing, the Company shall use its commercially reasonable efforts to cause its counsel to deliver a legal opinion, if necessary, to its transfer agent under this Section 5(h)) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the Investor as reasonably requested by the Company its counsel, or the transfer agent establishing that restrictive legends are no longer required. Any fees (with respect to the Company’s transfer agent or Company counsel) associated with the issuance of any required opinion or the removal of such legend shall be borne by the Company. For the avoidance of doubt, the Company will not have the obligation to reimburse the Holder for any of its expenses in connection with such removal process.

(i) Shareholder Approval. The Company agrees to (i) maintain stockholder Proposal 5 (“Proposal 5”) and Proposal 10 (“Proposal 10”), in form and substance similar to such proposals as set forth in Amendment No. 3 to the Form S-4, as filed with the Commission on January 22, 2024 (the “S-4 Amendment”) to obtain the Shareholder Approval to (A) in the case of Proposal 5, increase the Company’s authorized capital stock such that it will have reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares at least equal to the Required Minimum and (B) in the case of Proposal 10, to satisfy any applicable shareholder approval requirements of the Trading Market in respect of the issuance of all of the Warrants and the Warrant Shares, (ii) recommend that stockholders vote in favor of such proposals and (iii) take such other actions as may be reasonably necessary to obtain the Shareholder Approval. For the avoidance of doubt, the Warrants constitute (and shall continue to constitute) Digital World Alternative Warrants, Post-IPO Warrants and Warrants, and the transactions contemplated hereby constitute (and shall continue to constitute) a Post-IPO Financing, covered by Proposal No. 5 and Proposal 10. The Company shall also use its commercially reasonable efforts to obtain on a timely basis any other Required Approvals.

6. Miscellaneous.

(a) Successors and Assigns. Neither this Agreement nor any rights that may accrue to the Investor hereunder (other than the Warrants acquired hereunder, if any) may be transferred or assigned. Neither this Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned. Notwithstanding the foregoing, the Investor may assign its rights and obligations under this Agreement to one or more of its Affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Investor) or, with the Company’s prior written consent, to another perso;, provided that no such assignment shall relieve the Investor of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief, and such assignee agrees in writing to be bound by the terms hereof.

(b) Governing Law; Venue. This Agreement and all matters relating hereto are to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state or federal courts located in the City of New York in the State of New York, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

(c) WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

(d) Counterparts; Facsimile. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed electronic email, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or email address as set forth below on Exhibit A or as subsequently modified by written notice or the Company at its headquarters.

(g) Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Investor, severally and not jointly, agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and to hold harmless each of the Investors from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

(h) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and each of the Investors. Any amendment or waiver effected in accordance with this Section 6(h) shall be binding upon each of the Investors and each transferee of the Warrants and each future holder of all such Warrants.

(i) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(j) Further Assurances. Each party hereto agrees to execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated by this Agreement and the other Transaction Documents and to evidence the fulfillment of the agreements herein and therein contained..

(k) Fees and Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(l) Entire Agreement. This Agreement, the Warrants and the other Transaction Documents constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

(m) Rules of Construction. Unless otherwise indicated or the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (d) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

[Signature Page(s) Follow.]

The parties have executed this Warrant Subscription Agreement as of the date first written above.

Digital World Acquisition Corp.:

[__________]

By:
Name:
Title:

Address:
[__________]

[Signature Page to Warrant Subscription Agreement]

The parties have executed this Warrant Subscription Agreement as of the date first written above.

Investor:

[___________]

[Signature Page to Warrant Subscription Agreement]

EXHIBIT A

INVESTOR INFORMATION & ALLOCATION

Closing: February 7, 2024

Name, address and email address of Investor	Number of Warrants

TOTAL

EXHIBIT B

DEFINITIONS

In addition to the terms defined elsewhere in the Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Warrant Agreement, and (b) the following terms have the meanings set forth below:

“Action” means any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Combination” means the transactions contemplated by the Merger Agreement.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class A common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Initial Registration Statement” means that certain initial resale registration statement filed by the Company with the Commission on May 27, 2022, pursuant to the Company’s obligations to PIPE Investors under the Registration Rights Agreement and the SPA.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document or the Merger Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated October 20, 2021, as amended on May 11, 2022, on August 9, 2023, and on September 29, 2023, and as it may be further amended or supplemented from time to time, by and among the Company, DWAC Merger Subsidiary Inc., a Delaware corporation and newly formed wholly-owned subsidiary of the Company, Trump Media & Technology Group Corp., a Delaware corporation, and the other parties named therein.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PIPE Investors” means those certain institutional investors party to an SPA.

“Preferred Stock” means the 1,000,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, having the rights, preferences and privileges set forth in the Certificate of Designation, included as an exhibit to the Current Report on Form 8-K filed by the Company with the Commission on December 6, 2021.

“Proceeding” means an action, claim, suit, investigation or proceeding, whether commenced or threatened.

“Redemption” means the possible redemption by the stockholders of the Company of any Common Stock or Common Stock Equivalents, as contemplated in the Company’s prospectus in connection with Company’s initial public offering.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of September 2, 2021, among the Company and the investors named therein as filed with the Commission on September 9, 2021 on Form 8-K, as it may be amended from time to time in accordance with its terms in a manner not adverse to any of the Investors.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Warrant Shares by the Investor as provided for in the Registration Rights Agreement.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Warrant Shares issuable upon exercise in full of all Warrants on a cash basis.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” means all reports, schedules, registration statements, proxy statements, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act pursuant to Section 13(a) or 15(d) thereof (or such shorter period as the Company was required by law or regulation to file such material), including the exhibits thereto and documents incorporated by reference therein.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Approval” means: (i) such approval as may be required by the applicable rules and regulations of the Trading Market (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Warrant Shares in excess of 19.99% of the issued and outstanding Common Stock, and (ii) such approval as may be required to ensure the Company has sufficient authorized capital stock to issue the Common Stock pursuant to this Agreement and the Warrants.

“SPA” means that certain securities purchase agreement, dated as of December 4, 2021, entered into by the Company and the PIPE Investors, pursuant to which such PIPE Investors agreed to purchase shares of Preferred Stock for a purchase price of $1,000 per share.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market for the Common stock is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB or the OTCQX (or any successors to any of the foregoing).

“Warrant Agreement” means that warrant agreement, dated September 2, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent as filed with the Commission on September 9, 2021 on Form 8-K.

“Warrant Shares” means the shares of Common Stock issued and issuable upon exercise of the Warrants in accordance with the terms of the Warrants and the Warrant Agreement.

“Warrants” means any warrant of the Company, including Post-IPO Warrants, Private Placement Warrants, the Working Capital Warrants and the Public Warrants, issued in accordance with and subject to the terms and conditions of the Warrant Agreement, which one whole Warrant entitle the holder thereof to purchase one share of the Company’s Common Stock for $11.50 per share Common Stock.

EXHIBIT C

EXHIBIT D

ELIGIBILITY REPRESENTATIONS OF INVESTOR

This Exhibit D should be completed and signed by Investor

and constitutes a part of the Warrant Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)
☐ Investor is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	FINRA INSTITUTIONAL INVESTOR STATUS (Please check the box)

☐ Investor is a “institutional investor” (as defined in FINRA Rule 2111).

C.	ACCREDITED INVESTOR STATUS (Please check the box)

☐   Investor is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

D.	NON-U.S. PERSON STATUS (Please check the box)

☐ Investor is a non-U.S. person located outside of the United States.

E.	AFFILIATE STATUS (Please check the applicable box)

INVESTOR:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Investor and under which Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐   Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐   Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment advisor makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐   Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐   Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐   Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

F.	FINRA INSTITUTIONAL ACCOUNT STATUS (Please check the applicable subparagraphs):

☐ Investor is an “institutional account” under FINRA Rule 4512(c).

☐ Investor is not an “institutional account” under FINRA Rule 4512(c).

INVESTOR:
Print Name:

By:
Name:
Title:

EXHIBIT F

WARRANT AGREEMENT

EXHIBIT G

SELLING STOCKHOLDER QUESTIONNAIRE

QUESTIONNAIRE

1.	Name.

	(a)	Full Legal Name of Selling Stockholder

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

	(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.  Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

3.  Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐   No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐   No ☐

2

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐   No ☐

(d)

If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐   No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.  Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Stockholder:

(b) Pledged Securities. If any of such securities have been pledged or otherwise deposited as collateral or are the subject matter of any voting trust or other similar agreement or of any contract providing for the sale or other disposition of such securities, please give the details thereof.

Answer: ☐ Yes ☐ No

If “Yes,” please describe:

3

5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

4

EXERCISABILITY INVESTOR INFORMATION

(TO BE PROVIDED BY THE REGISTERED HOLDER IN ORDER TO EXERCISE WARRANTS

INTO THE UNDERLYING SECURITIES)

Pursuant to the terms and conditions of the Warrants, the undersigned hereby elects to exercise the number of Warrants indicated below into the number of shares of Common Stock, par value $0.0001 per share (the “Common Stock”) of Digital World Acquisition Corp., a Delaware corporation, or its successors (the “Corporation”), according to the conditions hereof and the Warrant Agreement, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Warrants and applicable federal and state securities laws. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Exercise calculations:

Date to Effect Exercise: ___________________________________________________________

Number of Warrants owned prior to Exercise: _____________________________

Number of Warrants to be Exercised: ______________________________________

Applicable Exercise Price:__________________________________________________________

Number of shares of Common Stock to be Issued: _________________________________________

Number of Warrants owned subsequent to Exercise: ______________________________

Address for Delivery: ______________________ or DWAC Instructions: Broker no: _________ Account no: ___________

Transfer Agent Information: Continental Stock Transfer & Trust Company One State Street Plaza, 30th Floor New York, New York 10004 Attn: Mark Zimkind E-mail: mzimkind@continentalstock.com

[HOLDER]

By:
Name: Title: